UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2012

RailAmerica, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32579	65-0328006
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7411 Fullerton Street, Suite 300, Jacksonville, Florida		32256
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	800-342-1131

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

RailAmerica, Inc. (“RailAmerica” or the “Company”) held its 2012 Annual Meeting of Stockholders on May 17, 2012. The following is a summary of the voting results from the meeting:

1.	The stockholders elected RailAmerica’s Class III directors (Wesley R. Edens and Robert Schmiege) to the Board of Directors for three-year terms and until their successors are elected and qualified.

	Votes for	Votes withheld	Abstentions	Broker Non-Votes
Election of Wesley R. Edens	33,875,985	12,873,680	0	2,544,116
Election of Robert Schmiege	46,234,174	515,491	0	2,544,116

2.	The stockholders ratified the appointment of Ernst & Young LLP as RailAmerica’s independent registered public accounting firm for fiscal year ending December 31, 2012.

	Votes for	Votes Against	Abstentions	Broker Non-Votes
Ratification of Independent Auditor	49,278,408	6,960	8,413	0

Item 8.01. Other Events.

On May 21, 2012, the Company issued a press release announcing that it is redeeming $74 million of its 9.25% Senior Secured Notes on June 25, 2012, in accordance with the terms of the indenture. The notes will be redeemed at a redemption price of 103% of the principal amount of the notes being redeemed, plus accrued interest up to but not including, June 25, 2012. Upon completion of the redemption, no principal amount of the senior secured notes will remain outstanding.

The press release is attached as Exhibit 99.1 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RailAmerica, Inc.

May 21, 2012	By:	B. Clyde Preslar

Name: B. Clyde Preslar
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 21, 2012 announcing plan to redeem $74 million of 9.25% Senior Secured Notes